EXHIBIT 10.3

CORNING NATURAL GAS HOLDING CORPORATION

AND

ARTICLE 6 MARITAL TRUST UNDER THE FIRST AMENDED AND RESTATED

JERRY ZUCKER REVOCABLE TRUST DATED APRIL 2, 2007

PURCHASE AGREEMENT

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Dated as of April 7, 2014

i.

Exhibits

Exhibit A Form of Legal Counsel Opinion

Schedules

Schedule 3.1(b) Schedule of Owned Entities including Subsidiaries

Schedule 3.6_Schedule of Outstanding Options, Warrants, Rights or Other Securities of the Company

Schedule 3.7_Liabilities incurred or accrued since Form 10-K for fiscal year ended September 30, 2013

Schedule 3.10Litigation, Applications and Proceedings

Schedule 3.15Labor Matters

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ii

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of April 7, 2014, between Corning Natural Gas Holding Corporation, a New York corporation (the "Company"), and Article 6 Marital Trust under the First Amended and Restated Jerry Zucker Revocable Trust dated April 2, 2007, a trust organized under the laws of the state of South Carolina (the "Purchaser").

W I T N E S S E T H :

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 75,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties hereto agree as follows:

Section 1. Sale and Purchase.

In reliance upon the representations and warranties contained herein and subject to the terms and conditions hereof, on the Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase, the Shares.

Section 2. Closing.

The closing of the sale and purchase of the Shares (the "Closing") is taking place at the offices of Nixon Peabody LLP, Clinton Square, Rochester, NY 14604, concurrently with the execution and delivery of this Agreement.

2.1 Purchase of Shares; Payment of Purchase Price

At the Closing, the Purchaser is purchasing, and the Company is selling to the Purchaser, the Shares, at a per share cash price of $16.40, resulting in an aggregate cash purchase price of One Million Two Hundred Thirty Thousand and No/100 Dollars ($1,230,000.00) (the "Purchase Price"). At the Closing, the Purchaser is delivering cash in an amount equal to the Purchase Price by wire transfer in immediately available funds in full payment for the Shares to the account designated by the Company and the Company is delivering to the Purchaser certificates representing the Shares.

At the Closing:
      the Company is irrevocably directing its transfer agent (Registrar and Transfer Company) to issue a certificate representing the Shares to the order of Purchaser;
      the Purchaser is delivering the Purchase Price; and
      Nixon Peabody, LLP, counsel for the Company is delivering to the Purchaser an opinion in the form of Exhibit A hereto;

2.2 Expenses

Each party shall pay its own expenses incurred in connection with this Agreement and the sale and purchase of the Shares.

Section 3. Representations and Warranties of the Company.

The Company represents and warrants to the Purchaser as follows:

a. The Company is a corporation duly organized and validly existing under the laws of the State of New York and has all requisite power and authority to enter into and perform its obligations under this Agreement and to own, lease and operate its properties and conduct its business as now being conducted, and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which its owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to do so would not have a Material Adverse Effect (as defined below).

b. The Company does not own any interest in any other entity other than the entities listed on Schedule 3.1(b). Schedule 3.1(b) lists the ownership of the outstanding equity interests in such entities, their jurisdiction of organization and indicates whether or not such entities are consolidated with the Company for financial reporting purposes. Each of the consolidated entities is referred to as a "Subsidiary" and collectively as the "Subsidiaries". Each of the Subsidiaries has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of incorporation or formation and have full power and authority to own, lease and operate their properties and to conduct their businesses as now being conducted, and each Subsidiary is duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect.

c. As used in this Agreement, "Material Adverse Effect" means any event, circumstance or condition that has had or is reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or that would materially impair the Company's ability to perform its obligations under this Agreement.

d. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein and therein (including the sale and delivery of the Shares) will not conflict with or result in a breach by the Company of, or constitute a default by the Company under or result in the creation of any lien, security interest or encumbrance upon the stock or assets of the Company or any of the Subsidiaries under: (i) the Company's Certificate of Incorporation, filed with the New York Secretary of State on July 19, 2013 ("Certificate of Incorporation") or the By-laws of the Company (the "By-Laws"), (ii) any contract, agreement or instrument to which the Company is a party or by which its properties are subject, or (iii) any existing applicable law, rule, published regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, except for such breaches, defaults, liens, security interests or encumbrances upon the stock or assets of the Company, or imposition of additional burdens which, in the aggregate, would not have a Material Adverse Effect.

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3.2 No Material Default.

None of the Company or the Subsidiaries: (a) is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, contract, commitment, instrument, plan, undertaking or regulatory requirement (including, without limitation, any and all leases, mortgages, and other contractual arrangements with respect to real property) material to the business of the Company and the Subsidiaries taken as a whole (collectively, the "Contracts"), and (b) no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute or result in a default thereunder except, in the case of each of (a) and (b), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Contracts is valid and enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except for those failures of Contracts (or provisions thereof) to be valid or enforceable which would not, in the aggregate, have a Material Adverse Effect.

3.3 Shares.

The Company has all requisite corporate right, power and authority to issue, sell, and deliver the Shares as contemplated by this Agreement; and upon such issuance, sale and delivery, and payment of the Purchase Price therefor as contemplated by this Agreement, the Purchaser will receive good and valid title to the Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind and such Shares will be fully paid and non-assessable.

3.4 Obligations Binding.

This Agreement to has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.5 Capitalization.

_a. The authorized capital stock of the Company as of the date of this Agreement consists of 3,500,000 shares of Common Stock, of which, as of February 28, 2014, 2,271,840 shares were issued and outstanding, and 500,000 shares of Preferred Stock, par value $0.01 per share, none of which is outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are free from preemptive rights.

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_b. Except as set forth on Schedule 3.6, there are no outstanding options, warrants, rights or other securities exercisable for, exchangeable for or convertible into equity securities of the Company.

3.6 No Registration Under the Securities Act.

Assuming (a) the accuracy of the Purchaser's representations and warranties set forth in Section 4, and (b) the due performance by the Purchaser of its covenants and agreements contained herein (including, without limitation, compliance with the restrictions set forth in the legends on the certificate(s) evidencing the Shares), it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement to register the Shares under the Securities Act of 1933, as amended (the "Securities Act").

3.7 Financial Statements.

The financial statements and supporting schedules included in the Company's periodic filings filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") , for the year ended September 30, 2013, and the quarterly period ended December 31, 2013, are complete and correct in all material respects and present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries for periods after September 30, 2013 and for Corning Natural Gas Corporation ("Corning Gas") and its consolidated subsidiaries for periods prior to that date, as of the dates specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements) and the consolidated results of their operations for the periods specified (subject to normal year-end audit adjustments in the case of unaudited interim financial statements); such financial statements, including the related schedules and notes thereto, were prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") on a consistent basis during the periods involved, except as indicated therein or in the notes thereto. None of the Company nor any of the Subsidiaries has any material liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) known to the Company, other than: (i) liabilities disclosed in any report filed by the Company under the Exchange Act (collectively, the "Exchange Act Reports"), (ii) liabilities which have arisen after the date of the last Exchange Act Report, in the ordinary course of business, including those set forth on Schedule 3.7, and (iii) liabilities which would not have, in aggregate, a Material Adverse Effect.

3.8 Exchange Act Compliance.

The Company has timely filed all Exchange Act Reports required to be filed with the Securities and Exchange Commission pursuant to the Exchange Act. All such Exchange Act Reports, when so filed, complied in form and substance in all material respects with the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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3.9 No Material Adverse Changes.

Since September 30, 2013 except as stated in any Exchange Act Report filed since such date or as disclosed herein pursuant to Section 3.7: (a) there has been no event, circumstance or condition relating to or affecting the business, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or the ability of the Company to continue to conduct business in the usual and ordinary course of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would have a Material Adverse Effect; and (b) except for the transactions contemplated by this Agreement or as set forth in the Exchange Act Reports, there has been no material transaction entered into by the Company or any of the Subsidiaries other than (i) transactions in the ordinary course of business or (ii) transactions which would not have a Material Adverse Effect; and (c) there have not been any changes in the capital stock of the Company. On the date hereof, no dividend or other distribution with respect to the Company's Common Stock has been declared but not yet paid or distributed which has a record date prior to the date hereof.

3.10 Litigation.

Other than proccedings by Corning Gas with the New York Public Sevice Commission and its staff, the Federal Energy Regulatory Commission, applications and proceedings with various municipal bodies with respect to permits, franchises, rights-of-way and similar actions in the ordinary course of business, of which the material applications and proceedings are listed on Schedule 3.10 hereof, there is no action, suit, investigation or proceeding (whether or not purportedly on behalf of the Company or any of the Subsidiaries) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, which in the aggregate, could reasonably be expected to have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement.

3.11 Title to Properties; Leasehold Interests.

_a. Except as disclosed in any Exchange Act Report, or except to the extent that the inaccuracy of any of the following, in the aggregate, would not have a Material Adverse Effect: (i) the Company or one or more of the Subsidiaries, has such title to real properties where its assets are located as provides reasonable assurance of the Company's ability to use such assets in its business in the ordinary course, and has good title or an enforceable leasehold interest, license or other lawful right to use all assets that are used in the Company's or one or more of the Subsidiaries' business substantially in the manner in which they currently are operated, in each case, subject only to Permitted Exceptions (as herein defined); (ii) all leases under which the Company or any of the Subsidiaries leases any property that is material to the business of the Company and the Subsidiaries taken as a whole are in full force and effect, and none of the Company nor any such Subsidiary is in default in any material respect of any of the terms or provisions of any of such leases and to the Company's knowledge no claim has been asserted by anyone adverse to any such entity's rights as lessee under any of such leases, or affecting or questioning any such entity's right to the continued possession or use of the properties under any such leases or asserting a default under any such leases, and (iii) all liens, charges or encumbrances on or affecting any of the property and assets of the Company and the Subsidiaries which are required to be disclosed in the Company's Exchange Act Rreports are disclosed therein.

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b. As used in this Agreement, "Permitted Exceptions" means: (i) real estate taxes and assessments not yet delinquent or being contested in good faith; (ii) covenants, restrictions, easements and other similar agreements; (iii) zoning laws, ordinances and regulations, building codes, rules and other local governmental laws, regulations, rules and orders affecting any of the Company's or any Subsidiary's property, provided that the same are not violated by existing improvements or the current use and operation of such property; (iv) any imperfection of title which does not materially and adversely affect the current use, operation or enjoyment of any of the Company's real property and does not render title to such real property unmarketable or uninsurable and does not materially impair the value of such property; and (v) liens securing financing by the Company.

3.12 Environmental Compliance.

a. Except as disclosed in any Exchange Act Report, the Company and each of the Subsidiaries has complied and is in compliance with all Environmental Statutes (as hereinafter defined), except for such noncompliance as would not have a Material Adverse Effect.

b. The Company has no knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local Environmental Statute pertaining to Hazardous Materials on or originating from any real property owned or occupied by the Company or any of the Subsidiaries, including without limitation pursuant to any Environmental Statute, which claim would have a Material Adverse Effect.

c. As used herein, "Hazardous Materials" means (i) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant or any other hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Company's periodic reports filed pursuant to the Exchange Act (a "Governmental Authority").

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3.13 Taxes.

The Company has timely filed or filed for extensions of the filing period and filed within such extended period all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure timely to file which will not result in any Material Adverse Effect) required to be filed by it. The Company has paid or caused to be paid all material taxes (including interest and penalties) that are due and payable by the Company and the Subsidiaries, except those taxes which are being contested by the Company and the Subsidiaries in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on the Company's books in accordance with GAAP. The Company and the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by the Company in accordance with GAAP consistently applied. No deficiency or assessment with respect to, or proposed adjustment of, the Company's federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company or any Subsidiary. There are no applicable taxes, fees or other governmental charges payable by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the issuance to the Purchaser by the Company of the Shares.

3.14 Insurance.

The Company and the Subsidiaries each carry or are entitled to the benefits of insurance in such amounts and covering such risks as is reasonably sufficient under the circumstances or is customary in the industry and all such insurance is in full force and effect.

3.15 Employees, ERISA.

The Company and its Subsidiaries have good relationships with its employees and, since September 30, 2013, have not had any labor issues except those set forth on Schedul 3.15. There is no strike or work stoppage existing or, to the knowledge of the Company threatened against the Company or the Subsidiaries. Other than as disclosed in any Exchange Act Report, the Company and the Subsidiaries have not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or any material "employee welfare benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any "multi-employer plan," except where the liabilities associated with such plan or plans would not have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including bargaining and the payment of social security and other taxes, and with ERISA, except where the failure to so comply would not have a Material Adverse Effect.

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3.16 Governmental Consents.

Other than such consents as have been obtained and filings under applicable federal and state securities laws, no consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required for the valid execution, delivery or performance of this Agreement or the valid offer, issuance, sale and delivery of the Shares.

3.17 Legal Compliance.

Except as disclosed in any Exchange Act Report, the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions or decrees, except to the extent that failure to comply would not have a Material Adverse Effect. The Company and the Subsidiaries have all necessary permits, licenses and other authorizations required to conduct their businesses as currently conducted, and as proposed to be conducted, except where a failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect. Except as disclosed in the Exchange Act Reports, none of the Company nor any Subsidiary has violated any domestic or foreign law or any regulation or requirement, which violation has or would be reasonably likely to have a Material Adverse Effect, and none of the Company nor any Subsidiary has received notice of any such violation. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or the Subsidiaries which would have a Material Adverse Effect.

Section 4. Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Company as follows:

4.1 Organization and Standing.

The Purchaser is a validly organized trust under the laws of the State of South Carolina with full power and authority to own, lease and operate its properties and conduct its business as now being conducted. The Purchaser has all requisite power and authority to purchase and hold the Shares and to enter into and perform its obligations under Transaction.

4.2 Agreement.

This Agreement has been duly authorized by all necessary action on the part of the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.3 Governmental and Other Consents.

No consent, approval or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or any other person is required to be obtained by the Purchaser in connection with the execution, delivery or performance of this Agreement by the Purchaser or of any of the transactions contemplated hereby or thereby.

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4.4 Investment Representation, Transfer Restrictions.

The Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser was not solicited by means of any general solicitation or advertising nor at any seminar or meeting whose attendees has been invited by any general solicitation of advertising. The Purchaser understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been and will not be registered under the Securities Act or any applicable blue sky or state securities laws and that if it decides to resell, pledge or otherwise transfer the Shares, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with any applicable securities laws of any applicable jurisdiction and the restrictions set forth in the legends on the certificates evidencing the Shares. As of the date hereof, none of the Purchaser or its "Affiliates" owns, directly or beneficially, 15% or more of the outstanding voting equity in any gas or electric corporation subject to the jurisdiction of the New York State Public Service Commission except as otherwise permitted by order of the Public Service Commission. As used herein, "Affiliates" means any entity controlling or under direct or common control with the Purchaser.

4.5 No Violation or Conflict.

The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated herein and therein (including the purchase and acceptance of the Shares) will not conflict with or result in a breach by the Purchaser of, or constitute a default by the Purchaser under: (i) its Certificate of Incorporation or by-laws, (ii) any contract, agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or (iii) any existing applicable law, rule, published regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Purchaser, except for such breach or default as would not adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

4.6 Sophisticated Purchaser.

In the normal course of its business or its investing activities, the Purchaser invests in or purchases securities similar to the Shares, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing such securities. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

4.7 Disclosure; Access to Information.

The Purchaser has had access to the Exchange Act Reports and the Exhibits thereto. The Purchaser has had the opportunity to ask questions of, and receive answer from, officers of the Company concerning the terms and conditions of the offering of the Shares and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary in Purchaser's sole judgment for the Purchaser to verify the accuracy of the information provided by the Company in the Exchange Act Reports, in this Agreement and otherwise. The Purchaser has conducted such diligence about the Shares, the Company and its as the Purchaser believes in connection with its investment.

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4.8 Investment Company

The Purchaser is not required to register as an "investment company" within the meaning of the 1940 Act.

Section 5. Covenants of the Company.

5.1 No Sale of Security

Neither the Company nor any affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Shares in a manner which would require registration under the Securities Act of the offer or sale of the Shares to the Purchaser.

5.2 No General Solicitation

Neither the Company nor any affiliate of the Company will solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner which would require registration of the offer or sale of the Shares to the Purchaser under the Securities Act.

5.3 Filing of Exchange Act Reports

After the date of this Agreement, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13 or 15 of the Exchange Act except where the failure to so timely file would not have a Material Adverse Effect or cause the requirements of Rule 144(c) under the Securities Act not to be met.

5.4 No Public Disclosure

Except for filings by Purchaser under Section 13 of the Exchange Act, and of a Current Report on Form 8-K by the Company, neither the Company nor the Purchaser will make any public disclosure concerning the transactions contemplated by this Agreement unless such disclosure has been provided to the other party at least two business days prior to such disclosure, unless such disclosure is required more promptly by applicable law.

Section 6. Restrictions on Acquisition and Transfer.

6.1 Standstill.

For the period (the "Standstill Period") commencing on the date hereof and ending on the earlier of: (i) the date which is six months from the date of this Agreement; and (ii) the date a person not affiliated with Purchaser or its associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) acquires, announces an intention to acquire or proposes to acquire in an transaction described in clauses (a) through (j) below not approved by the Board of Directors of the Company; Purchaser will not, and will cause its associates (as such term is defined under the Exchange Act) and its affiliates whom it controls (as such term is defined under the Exchange Act) not to, unless expressly requested in writing, in advance, by the Company or pursuant to a written agreement with the Company, directly or indirectly, in any manner whatsoever:

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a. acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or donate or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, gift or otherwise, record or direct or indirect beneficial ownership interest in any securities or any assets of the Company or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of any securities or assets of the Company (an "Acquisition"), if such Acquisition would cause Purchaser to beneficially own 15% or more of the voting equity securities of the Company;

b. make, propose to make, or participate in any merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, or other similar transaction involving the Company;

c. solicit, make, effect, initiate, cause or, in any way participate in (other than by granting a proxy to management representatives), directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or consents from any holders of any securities of the Company;

d. call or seek to have called any meeting of the stockholders of the Company or any subsidiary thereof or seek or act, alone or in concert with others, to advise or influence in any manner whatsoever, any person or entity with respect to the Company;

e. form, join or participate in, or otherwise encourage the formation of, any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the record or beneficial ownership of any securities of the Company;

f. arrange, facilitate, or in any way participate, directly or indirectly, in any financing for the purchase by any person in a transaction not approved by the Board of Directors of the Company of any securities or assets of the Company or any of its subsidiaries;

g. (1) act, directly, or indirectly, to seek to control, advise, direct or influence the management, Board of Directors (including any individual members thereof), stockholders, policies or affairs of the Company or any subsidiary thereof; provided, however, that nothing contained herein shall prevent Purchaser from freely communicating privately with management and the directors Purchaser's observations, recommendations and preferences with respect to the Company, its operations and policies; or (2) disclose an intent, purpose, plan or proposal with respect to the Company or any subsidiary thereof inconsistent with the provisions of this letter agreement, including, without limitation, any intent, purpose or plan that requires the Company to waive the benefit of or amend any provision of this letter agreement;

h. take any action which might require the Company to make a public announcement regarding any matter of the types set forth in clauses (a) through (g) of this Section 6.1;

i. agree or offer to take, or encourage (other than by granting a proxy to management representatives) or propose (publicly or privately) the taking of, or announce an intention to take, any action referred to in clauses (a) through (g), inclusive, of this Section 6.1;

j. assist, induce or encourage (other than by granting a proxy to management representatives), or enter into discussions, negotiations, arrangements or understandings with, any person to take any action of the type referred to in clauses (a) through (i), inclusive, of this Section 6.1.

The expiration of the Standstill Period shall not terminate or otherwise affect any of the other provisions of this letter agreement.

6.2 Transfer Restriction.

a. For a period ending six months after the date of this Agreement (the "Restricted Period"), the Purchaser agrees that it shall not sell, transfer or otherwise dispose of the Shares or any right, title, or interest therein to any person, other than (i) to an entity controlled by or under common control with the which agrees to be bound by the terms of this Agreement, or (ii) to an "accredited investor" (as defined under the rules and regulations under the Securities Act) after complying with paragraph (b) below.

b. During the Restricted Period, the Purchaser may not sell or otherwise transfer the Shares, in whole or in part, to an accredited investor without first offering to sell such Shares to the Company or its designee. Such offer (the "Offer") shall: (i) be in writing (the "Offer Notice"); (ii) specify the number of Shares proposed to be transferred; and (iii) specify the proposed sale price for the Shares proposed to be sold. Within 5 business days after the Company receives the Offer Notice from the Purchaser, the Company shall notify the Purchaser in writing whether it irrevocably elects to purchase all, but not less than all, such Shares on the terms of the Offer. If the Company shall have exercised its right to purchase such Shares pursuant to this paragraph, then, within 5 business days after delivery of notice of acceptance of the Offer by the Company, at the offices of the Company or such other place as may be mutually agreed upon, the Company shall pay the aggregate purchase price for the Shares by wire transfer of immediately available funds to the account designated by the Purchaser and the Purchaser shall deliver to the Company the certificates representing such Shares free and clear of any liens, charges and encumbrances, duly endorsed in blank, or accompanied by stock powers duly executed in blank. If the Company does not give the Purchaser such notice of acceptance within such 5 business day period, then the Offer shall be deemed to be rejected. If the Company rejects (or is deemed to reject) the Offer, then during the next 90 days the Purchaser shall be free to consummate the transaction described in the Offer Notice at the price set forth therein or a higher price; provided that if the Purchaser does not consummate such transaction within 90 days after the Company has (or is deemed to have) rejected the Offer, then the provisions of this Section 6 shall again apply to any sale, transfer or other disposition of any Shares.

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c. The Purchaser may freely sell or otherwise transfer any Shares with or without the Company's consent at any time after the Restricted Period.

Section 7. Survival of Representations and Warranties.

The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated herein shall survive the making of this Agreement and sale of the Shares, through and until the expiration of the applicable statute of limitations with respect thereto.

Section 8. Notices.

All notices and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier or sent by first-class mail, postage pre-paid, or by telecopy, as follows:

If to the Purchaser:

Article 6 Marital Trust under the First Amended and Restated
Jerry Zucker Revocable Trust dated April 2, 2007
4838 Jenkins Avenue
North Charleston, South Carolina 29405
Attention: Robert Johnston
Telephone: 843-744-5174

with a copy to:

4838 Jenkins Avenue
North Charleston, South Carolina 29405
Attention: Michael Bender
Telephone: 843-202-4325

If to the Company, at:

CORNING NATURAL GAS HOLDING CORPORATION
330 West William Street
Corning, New York 14830
Attention: Michael I. German, President and Chief Executive Officer
Telephone: 607-936-3755 ext. 239

and to:

Nixon Peabody LLP
1300 Clinton Square
Rochester, New York 14604
Attention: Deborah J. McLean
Telephone: 585-263-1307

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or, in each case, at such address and to the attention of such person as either party shall have furnished to the other by notice.

Section 9. Entire Agreement.

This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties, whether oral or written. This Agreement may be modified or terminated only by an instrument in writing signed by the parties hereto. Representations made by the Company in this Agreement are modified by any disclosures with respect thereto made in the schedules to this Agreement and are solely for the benefit of the Purchaser and may not be relied upon by any other person. Where a specific representation applies to any matter of fact or law, such representation shall be the exclusive representation with respect to the subject matter thereof and no other or general representation shall be deemed to apply to such matter of fact or law.

Section 10. Successors and Assigns.

This Agreement shall not be assigned by any party without the prior written consent of the other party, provided, however, that Purchaser may assign all or any portion of this Agreement to any Affiliate. Any attempted assignment in contravention with the foregoing shall be void. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto and any permitted assignee and/or successor of the Purchaser shall succeed to (and have the right to enforce) all of the Purchaser's rights hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 11. Headings.

The headings of the sections of this Agreement are solely for convenience of reference and shall not affect the meaning of any of the provisions hereof.

Section 12. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law, without giving effect to the principles of conflicts of law. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of Steuben, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and thereby, and further agrees that service of any process, summons, notice or document by U.S. Registered Mail to its respective address set forth in this Agreement shall be effective service of

;

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process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby and thereby in the courts of the State of New York or the United States of America, in each case located in the County of Steuben, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby and thereby.

Section 13. Counterparts.

This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 14. No Delay, Waiver.

No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Section 15. Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

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[Signature page follows]

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Page 15.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates set forth below, to be effective as of the date first above-written.

CORNING NATURAL GAS HOLDING CORPORATION
By: /s/Michael I. German
Michael I. German, President and Chief Executive Officer

Date: April 7, 2014

;

PURCHASER ARTICLE 6 MARITAL TRUST UNDER THE FIRST AMENDED AND RESTATED JERRY ZUCKER REVOCABLE TRUST DATED APRIL 2, 2007
By: /s/Anita G. Zucker Name: Anita G. Zucker Title: Trustee

Date: April 7, 2014

;

;

Schedule 3.1(b): Schedule of Owned Entities including Subsidiaries

Subsidiaries: Corning Natural Gas Corporation
Corning Natural Gas Appliance Corporation
330 West William Street
Corning, NY 14830

Each wholly owned by CORNING NATURAL GAS HOLDING CORPORATION

Joint Ventures: Leatherstocking Gas Company, LLC
Leatherstocking Pipeline Company, LLC
330 West William Street
Corning, NY 14830
;

The Company and Mirabito Holdings, Incorporated each own 50% of the joint venture and each appoint three managers to operate the new company. The seventh manager is a neutral manager agreed to by the Company and Mirabito Holdings, Incorporated who is not an officer, director, shareholder or employee of either company. The current managers are Joseph P. Mirabito, John J. Mirabito and William Mirabito from Mirabito Holdings, Incorporated; Matthew J. Cook, Michael I. German and Russell S. Miller from the Company; and Carl T. Hayden as the neutral manager. Joseph P. Mirabito and William Mirabito are stockholders and current board members of the Company.

Schedule 3.6: Outstanding Warrants, Options, Rights or Other Securities of the Company

No outstanding Warrants or other Rights

Outstanding Options:

	2014 Stock Options

	Number of Shares Remaining Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term

Outstanding at October 1, 2013	13,500	$12.83	2 years
Options granted during quarter ended December 31, 2013	-
Options exercised	-
Options canceled during quarter ended December 31, 2013	-
Outstanding at December 31, 2013	13,500	$12.83	2 years
Exercisable at December 31, 2013	13,500	$12,83	2 years

Schedule 3.7: Liabilities incurred or accrued since Form 10-K for fiscal year ended September 30, 2013

As disclosed in Exchange Act Reports

Schedule 3.10: Litigation and Material Applications and Proceedings

Litigation:

No changes since December 31, 2013.

Other Proceedings:

The Company's wholly-owned subsidiary Corning Natural Gas Corporation ("Gas Company") received a notice from the U.S. Internal Revenue Service ("IRS") dated September 2013 that the IRS would audit the Gas Company's federal income tax returns for the year ended September 30, 2012. The audit is in process and the Gas Company is providing the IRS with requested items.

Schedule 3.15 Labor Matters

None